UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 14a-12

COUPA SOFTWARE INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2017

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Coupa Software Incorporated that will be held on Monday, May 15, 2017 at 12:00 p.m. Pacific Time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd., Redwood City, CA 94063.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our fiscal 2017 Annual Report. We encourage you to read this information carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding each of these voting options.

Thank you for your ongoing support of Coupa.

Very truly yours,

Robert Bernshteyn

Chief Executive Officer, Director and Chairman of

the Board

COUPA SOFTWARE INCORPORATED

1855 S. Grant Street

San Mateo, CA 94402

NOTICE OF ANNUAL MEETING

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Monday, May 15, 2017 at 12:00 p.m. Pacific Time.

Place:	The offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd., Redwood City, CA 94063.

Items of Business:

(1)    To elect the two directors named in the proxy statement accompanying this notice to serve as Class I directors until the annual meeting held in 2020 and until their successors are duly elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as Coupa Software Incorporated’s independent registered public accounting firm for the fiscal year ending January 31, 2018.

(3) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on March 20, 2017.

Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”

A Notice of Internet Availability of Proxy Materials (Notice) was mailed to stockholders of record on or about April 3, 2017. The Notice contains instructions on how to access our proxy statement for our 2017 Annual Meeting of Stockholders and our fiscal 2017 annual report to stockholders on Form 10-K (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of the proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.envisionreports.com/COUP.

If you have any questions regarding this information or the proxy materials, please visit our website at http://investors.coupa.com or contact our investor relations department at 650-485-8603.

All stockholders are cordially invited to attend the Annual Meeting in person.

By order of the board of directors,

Robert Bernshteyn

Chief Executive Officer, Director and Chairman of

the Board

This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about April 3, 2017.

i

COUPA SOFTWARE INCORPORATED

1855 S. Grant Street

San Mateo, CA 94402

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2017 annual meeting of stockholders (the “Annual Meeting”) to be held at 12:00 p.m. Pacific Time on Monday, May 15, 2017, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd., Redwood City, CA 94063. Beginning on or about April 3, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. As used in this proxy statement, the terms “Coupa,” “we,” “us,” and “our” mean Coupa Software Incorporated and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on March 20, 2017 (the “Record Date”). Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Monday, May 15, 2017 at 12:00 p.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about April 3, 2017. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	This proxy statement for the Annual Meeting;

•	Our fiscal 2017 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended January 31, 2017; and

•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	How can I get electronic access to the proxy materials?

A:	Our proxy materials are available at www.envisionreports.com/COUP and at http://investors.coupa.com. The website addresses in this proxy statement are included for reference only. The information contained on these websites is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.envisionreports.com/COUP. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at 1200 Seaport Blvd., Redwood City, CA 94063. Directions to this location are available at www.gunder.com/contact. The telephone number at this location is (650) 249-9090.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of March 20, 2017. Admission will begin at 11:30 a.m. Pacific Time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of March 20, 2017. The use of mobile phones, recording or photographic equipment, tablets, computers and/or other similar devices is not permitted at the Annual Meeting. The meeting will begin promptly at 12:00 p.m. Pacific Time.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record—If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners—Many Coupa stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws, or bylaws, and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our amended and restated certificate of incorporation, or certificate of incorporation, or by law, the holders of shares of common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Coupa. Each holder of common stock will have the right to one vote per share of common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“withhold,” or “abstain”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware and our bylaws, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 50,486,042 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Coupa will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record—If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•	Via the Internet—You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.

•	By Telephone—You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.

•	By Mail—If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners—If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect the two directors identified in this proxy statement to serve as Class I directors until the annual meeting held in 2020 and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2018; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:	What is the voting requirement to approve each of the proposals?

A:	Proposal One—The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of withholding, abstention or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two—The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote your shares:

•	“FOR” the two nominees for election as director listed in Proposal One; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2018.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record—If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•	sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a stockholder of record and you do not return a proxy card and do not vote your shares, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on the following “non-routine” matter absent direction from you: the election of directors.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (i) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (i) by submitting new voting instructions to your broker, trustee or other nominee or (ii) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Coupa may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Coupa or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from Computershare Trust Company, N.A.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials— Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2018 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2018 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 4, 2017, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who (i) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at such meeting, and (iii) has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereof) or (iii) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2018 annual meeting of stockholders is between January 15, 2018 and February 14, 2018.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates—You may recommend candidates to our board of directors for consideration by our nominating and corporate governance committee by following the procedures set forth below in “Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:	A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. A copy of our bylaws is posted on the Corporate Governance—Governance Documents portion of our website at http://investors.coupa.com. All notices of proposals by stockholders, whether or not included in Coupa’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

A:	In accordance with SEC rules, we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. Beginning on or about April 3, 2017, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.envisionreports.com/COUP. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, fees, and impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Coupa’s principal executive offices?

A:	Our principal executive offices are located at 1855 S. Grant Street, San Mateo, CA 94402. The telephone number at that location is (650) 931-3200.

Any written requests for additional information, copies of the proxy materials and fiscal 2017 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2017.

The proxy statement and annual report to stockholders are available at www.envisionreports.com/COUP .

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our board of directors may establish the authorized number of directors from time to time by resolution. The number of authorized directors is currently eight. Our board of directors is currently comprised of eight members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Our certificate of incorporation and bylaws that are in effect authorize only our board of directors to fill vacancies on our board of directors until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

Two Class I directors have been nominated for election at the Annual Meeting, each for a three-year term expiring in 2020. Upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated Neeraj Agrawal and Scott Thompson for election as Class I directors. The term of office of each person elected as director will continue until such director’s term expires in 2020, or until such director’s successor has been duly elected and qualified. Charles Beeler is not standing for election to the board of directors after his current term expires immediately prior to the Annual Meeting, and at that time, the number of authorized directors will be reduced to seven.

Information Regarding the Nominees and Other Directors

Nominees for Class I Directors for a Term Expiring in 2020

Neeraj Agrawal, 44, has served as a member of our board of directors since January 2014. Since May 2007, Mr. Agrawal has been a general partner of Battery Ventures, a venture capital firm he joined in 2000. He is a member of the board of directors of Wayfair, Inc., and previously served as a member of the board of directors of Marketo, Inc. and Bazaarvoice, Inc. Mr. Agrawal holds a B.S. in Computer Science from Cornell University and an M.B.A. from Harvard Business School. We believe Mr. Agrawal should serve as a director based on his extensive business experience in the software and web services industries, his experience in venture capital, and his service as a director of various public and private companies. Mr. Agrawal currently serves on our audit committee.

Scott Thompson, 59, has served as a member of our board of directors since May 2013. Mr. Thompson has served as the Chief Executive Officer of Tuition.io since September 2016, and from July 2012 to July 2016, Mr. Thompson served as the Chief Executive Officer of ShopRunner, Inc. From January 2012 to May 2012, Mr. Thompson served as the Chief Executive Officer of Yahoo!, Inc. From February 2005 to February 2008, Mr. Thompson served as Chief Technology Officer, and from March 2008 to January 2012 served as President of PayPal, Inc. From September 1998 to January 2005, Mr. Thompson served as Executive Vice President of Inovant, LLC. From September 1993 to September 1998, Mr. Thompson served as Chief Information Officer of Barclays Global Investors. Mr. Thompson previously served on the board of directors of F5 Networks, Inc., Splunk Inc. and Yahoo! Inc. Mr. Thompson holds a B.S. in Accounting from Stonehill College. We believe Mr. Thompson should serve as a director based on his extensive experience in general management and software and platform development, his experience in the software industry, his financial expertise, and his service as a director of various public and private companies. Mr. Thompson currently serves on our audit committee.

Incumbent Class II Directors Whose Term Expires in 2018

Roger Siboni, 62, has served as a member of our board of directors since September 2014 and as our lead independent director since August 2016. Mr. Siboni previously served as the Chairman of the board of directors of E.piphany, Inc. from 2003 to 2005, and served as President and Chief Executive Officer of E.piphany from August 1998 to July 2003. From July 1996 to August 1998, Mr. Siboni was Deputy Chairman and Chief Operating Officer of KPMG Peat Marwick LLP, a member firm of KPMG International. From July 1993 to June 1996, Mr. Siboni was managing partner of KPMG Peat Marwick LLP’s information, communication and entertainment practice. Mr. Siboni also serves on the boards of directors of Dolby Laboratories, Inc. and Cadence Design Systems, Inc., and previously served on the board of directors of Marketo, Inc. Mr. Siboni holds a B.S. in Business Administration from the University of California at Berkeley. We believe Mr. Siboni is qualified to serve as a member of our Board of Directors because of his substantial corporate governance, operational and financial expertise gained as an executive at several companies in the technology and finance industries, including his experience as deputy Chairman and Chief Operating Officer at KPMG and his experience serving on the boards of directors of several public companies. Mr. Siboni currently serves as our Lead Independent Director, the chair of our audit committee and also serves on our nominating and corporate governance committee.

Tayloe Stansbury, 55, has served as a member of our board of directors since December 2015. Since May 2009, Mr. Stansbury has served in various roles at Intuit Inc., most recently as Executive Vice President and Chief Technology Officer. From December 2007 to May 2009, Mr. Stansbury served as Chief Information Officer of VMware Inc. From February 2001 to December 2007, Mr. Stansbury served in various roles at Ariba, Inc., most recently as Executive Vice President of Products and Operations. Mr. Stansbury also serves on the board of directors of Shutterfly, Inc. Mr. Stansbury holds an A.B. in Applied Mathematics from Harvard University. We believe Mr. Stansbury should serve as a director based on his extensive experience in general management and software and platform development and his experience in the software industry. Mr. Stansbury currently serves on our compensation committee and on our nominating and corporate governance committee.

Incumbent Class III Directors Whose Term Expires in 2019

Robert Bernshteyn, 43, has served as our Chief Executive Officer and as a member of our board of directors since February 2009. Mr. Bernshteyn has also served as our Chairman of the Board since February 2009. From June 2004 to February 2009, Mr. Bernshteyn served in various positions, most recently as VP, Global Product Marketing & Management of SuccessFactors Inc., a provider of cloud-based HCM solutions. From June 2001 to May 2004, Mr. Bernshteyn served in various positions, most recently as a Director of Product Management at Siebel Systems, Inc. From June 1994 to March 1999, Mr. Bernshteyn served as Project Manager and Systems Integration Consultant of Accenture plc, a professional services company. Mr. Bernshteyn holds a B.S. in Information Systems from the State University of New York at Albany and an M.B.A. from Harvard Business School. We believe Mr. Bernshteyn should serve as a director based on his position as our Chief Executive Officer, his extensive experience in general management and software and platform development and his experience in the software industry.

Leslie Campbell, 58, has served as a member of our board of directors since May 2016. Ms. Campbell previously served as the Chief Procurement Officer for Reed Elsevier, Inc., from September 2007 to December 2012. From March 1998 to September 2007, Ms. Campbell held a number of positions at Dell, Inc., most recently as the Vice President of Worldwide Procurement, and previously as the Vice President and General Manager, Global Segment EMEA. Ms. Campbell held a number of positions at Oracle Corporation from May 1990 to January 1998, most recently as Vice President, Corporate Purchasing. From August 1982 to May 1990, she held a number of positions at KPMG Peat Marwick LLP, a member firm of KPMG International, most recently as a Senior Manager. Since March 2013, Ms. Campbell has served as a member of the board of directors of Bideawee, Inc. Ms. Campbell holds a B.A. in Business Administration from the University of Washington.

We believe Ms. Campbell is qualified to serve as a member of our Board of Directors because of her extensive experience in procurement and general management, her international experience in the technology industry, and her financial expertise. Ms. Campbell currently serves as the chair of our nominating and corporate governance committee.

Frank van Veenendaal, 57, has served as a member of our board of directors since December 2015. From February 2012 to February 2015, Mr. van Veenendaal served as Vice Chairman of Salesforce.com, Inc. From February 2007 to February 2012, Mr. van Veenendaal served as Chief Sales Officer and President, Worldwide Sales at Salesforce.com, Inc. Mr. van Veenendaal also serves on the board of directors of Vlocity, Inc. and New Voice Media, Inc. We believe Mr. van Veenendaal should serve as a director based on his extensive experience in general management and software and platform development and his experience in the software industry. Mr. van Veenendaal currently serves as the chair of our compensation committee.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” and “Corporate Governance—Director Compensation” below for additional information regarding our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS I NOMINEES NAMED ABOVE.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending January 31, 2018. Ernst & Young LLP has audited our financial statements since the year ended January 31, 2015.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Coupa and its stockholders.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2018. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee will reconsider the appointment.

Principal Accountant Fees and Services

The following table sets forth all fees billed for professional audit services and other services rendered by Ernst & Young LLP for each of the years ended January 31, 2016 and 2017:

	Fiscal 2016	Fiscal 2017
Audit Fees(1)	$720,613	$2,598,157
Audit-Related Fees	—	—
Tax Fees(2)	74,555	175,505
All Other Fees(3)	—	1,995

Total Fees	$795,168	$2,775,657

(1)	Audit Fees: Includes fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings. With respect to fiscal 2017, this category also includes all fees for services incurred in connection with our initial public offering.
(2)	Tax Fees: Includes fees for professional services related to tax compliance and tax consulting services.
(3)	All Other Fees: Includes fees related to the subscription to Ernst & Young LLP’s accounting research tool.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee, or the chair if such approval is needed between meetings of the audit committee, pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Change in Independent Accountants

On or about July 4, 2015, we dismissed BDO USA, LLP, or BDO, and on August 13, 2015, Ernst & Young LLP, was engaged as our independent auditors. The decision to change our independent auditors was approved by our board of directors.

BDO audited our consolidated financial statements for the year ended January 31, 2014. The audit report issued by BDO on November 3, 2014, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. BDO did not provide an audit opinion on our consolidated financial statements for any period subsequent to the year ended January 31, 2014. BDO did inform our management of a material weakness in our internal control over financial reporting. The material weakness related to our having insufficient accounting resources which led to a lack of timely account reconciliations and numerous audit adjusting entries.

During the fiscal years ended January 31, 2013 and January 31, 2014 and in the subsequent interim period through July 4, 2015, there were no “disagreements” between us and BDO (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K). We requested BDO to provide us with a letter addressed to the Securities and Exchange Commission stating whether or not BDO agrees with the above disclosures. A copy of BDO’s letter, dated February 12, 2016, is attached as Exhibit 16.1 to the registration statement on Form S-1 that was declared effective on October 5, 2016.

During the fiscal years ended January 31, 2013 and 2014 and the subsequent interim period through July 4, 2015, we did not consult with Ernst & Young LLP regarding any of the matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 31, 2018.

CORPORATE GOVERNANCE

Code of Conduct

Our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our code of conduct is posted on the Corporate Governance—Governance Documents portion of our website at http://investors.coupa.com. We intend to disclose future amendments to, or waiver of, our code of conduct, at the same location on our website identified above.

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. Seven of our directors—Messrs. Agrawal, Beeler, Siboni, Stansbury and Thompson and Ms. Campbell—are independent within the meaning of the listing rules of the Nasdaq Global Select Market (“Nasdaq”). Our board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor or the earlier of his or her death, resignation or removal. The classification of our board may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our common stock is listed on Nasdaq. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules. The independent members of our board will hold separate regularly scheduled executive session meetings at which only independent directors are present.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (ii) or be an affiliated person of the listed company or any of its subsidiaries. Each member of our audit committee, Messrs. Siboni, Thompson and Agrawal, qualifies as an independent director pursuant to Rule 10A-3.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines, our board of directors may separate or combine the roles of the chairman of the board of directors and chief executive officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. These roles are currently combined as our board is currently chaired by Mr. Bernshteyn, who is also our chief executive officer. The board of directors believes that it is in the best interest of Coupa and its stockholders for Mr. Bernshteyn to serve in both roles given his knowledge of our company and industry.

In addition, pursuant to our Corporate Governance Guidelines, if the chairman of our board of directors is not an independent director, the board of directors will appoint a Lead Independent Director to facilitate communication between management, the independent directors and the chairman of our board, as well as to participate in setting agendas for meetings and presiding at executive sessions of the board of directors. Our board of directors has appointed Mr. Siboni as the current Lead Independent Director.

Our board of directors believes that having a combined chairman and chief executive officer, along with a Lead Independent Director, is the appropriate leadership structure for us at this time. We believe that this structure provides appropriate leadership and oversight of Coupa and facilitates effective functioning of both management and the board. Our Corporate Governance Guidelines are posted on the Corporate Governance—Governance Documents portion of our website at http://investors.coupa.com.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each committee of our board qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board has a written charter approved by our board of directors. Copies of each charter are posted on the Corporate Governance—Governance Documents portion of our website at http://investors.coupa.com.

Audit Committee

Our audit committee was formally established in fiscal 2015. During the year ended January 31, 2017, our audit committee held seven meetings. The members of our audit committee are comprised of Messrs. Siboni, Agrawal, and Thompson, each of whom is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members and each of whom can read and understand fundamental financial statements. Mr. Siboni serves as chair of the audit committee. Our board of directors has determined that Mr. Siboni qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq.

The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.

Compensation Committee

Our compensation committee was formally established in fiscal 2015. During the year ended January 31, 2017, our compensation committee held three meetings. The members of our compensation committee are Messrs. van Veenendaal, Beeler and Stansbury, each of whom our board of directors has determined qualify as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards, and each of whom is an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as such term is defined under Rule 16b-3 of the Exchange Act. Mr. van Veenendaal serves as chair of the compensation committee. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation policies and programs. Among other things, specific responsibilities of our compensation committee include evaluating the performance of our chief executive officer and determining our chief executive officer’s compensation. The compensation committee also determines the compensation of our other executive officers in consultation with our chief executive officer. In addition, our compensation committee administers our stock-based compensation plans, including granting equity awards and approving modifications of such awards. Our compensation committee also reviews and approves various other compensation policies and matters.

During our year ended January 31, 2017, our compensation committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Compensia reports directly to the compensation committee. Compensia does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Compensia does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or Nasdaq listing standards.

Our executive officers may make recommendations on the form and amount of executive compensation, but the compensation committee makes the final decision and is not bound by executive officer recommendations. Our compensation committee has delegated authority to our chief executive officer to grant options and restricted stock units under certain specified guidelines.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee was established in fiscal 2017. Following its establishment and during the year ended January 31, 2017, our nominating and corporate governance committee held one meeting. The members of our nominating and corporate governance committee are Ms. Campbell, and Messrs. Siboni and Stansbury, each of whom is independent under the rules and regulations of the SEC and Nasdaq. Ms. Campbell serves as chair of the nominating and corporate governance committee. The nominating and corporate governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors and evaluates the performance of our board and individual directors. Our nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board concerning corporate governance matters.

When considering potential candidates for membership on our board of directors, our nominating and corporate governance committee considers relevant business and other experience and demonstrated character and judgment as described in our Policies and Procedures for Director Candidates. There are no differences in the manner in which our nominating and corporate governance committee evaluates a candidate that is recommended for nomination for membership on our board by a stockholder, as opposed to a candidate that is recommended for nomination for membership on our board by our nominating and corporate governance committee and our board. Our nominating and corporate governance committee has not received any recommended nominations from any of our stockholders in connection with the 2017 Annual Meeting.

In addition to the considerations described above, our nominating and corporate governance committee considers the current composition of the board of directors in its evaluation of candidates for membership. The board believes that factors such as range and diversity of expertise, perspective in areas relevant to our business, character, judgment, diversity, age, independence, experience, length of service and other commitments as it relates to each individual board member as well as the board as a whole are important considerations in determining board composition. The nominating and corporate governance committee believes that, as a group, the nominees for election complement our board composition and bring a diverse range of backgrounds, experiences and perspectives to the board’s deliberations.

The nominating and corporate governance committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in our bylaws and our Policies and Procedures for Director Candidates, which are each posted on the Corporate Governance—Governance Documents portion of our website at http://investors.coupa.com, as further described below under “Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee has adopted Policies and Procedures for Director Candidates. Stockholder recommendations for candidates to our board of directors must be received by January 31st of the year in which the recommended candidates will be considered for nomination, must be directed in writing to Coupa Software Incorporated, 1855 S. Grant Street, San Mateo, CA 94402, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the board, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references and an indication of the candidate’s willingness to serve.

Compensation Committee Interlocks and Insider Participation

As noted above, during the year ended January 31, 2017 and currently, the compensation committee of our board of directors is comprised of Messrs. van Veenendaal, Beeler and Stansbury. None of our executive officers serves, or served during the year ended January 31, 2017, as a member of the board or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board or our compensation committee.

Meetings of the Board of Directors

The full board of directors met six times during the year ended January 31, 2017. No director attended fewer than 75% of the total number of meetings of the board or of any committees of the board of which he or she was a member during the year ended January 31, 2017.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders.

Board Oversight of Risk

One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our board administers its oversight function directly as a whole, as well as through various standing committees of our board that address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters; our compensation committee oversees major risks associated with our compensation policies and programs; and our nominating and corporate governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our board and succession planning.

Director Compensation

Prior to our initial public offering, we generally did not provide any cash compensation to our non-employee directors for their service on our board. From time to time we granted options to certain of our non-employee directors, typically in connection with the non-employee director’s appointment to our board. Pursuant to our non-employee director compensation program that became effective following our initial public offering, non-employee directors receive both cash and equity compensation described below.

Cash Compensation

Pursuant to our non-employee director compensation program, non-employee directors receive the following annual cash retainers for their service on our board of directors:

Position	Annual Retainer
Board Member	$30,000
plus (as applicable)
Lead Independent Director	$11,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$7,000
Other Audit Committee Member	$10,000
Other Compensation Committee Member	$5,000
Other Nominating and Corporate Governance Committee Member	$3,500

We also reimburse our non-employee directors for their reasonable expenses incurred in connection with attending board of directors and committee meetings.

Equity Compensation

Pursuant to our non-employee director compensation program, non-employee directors receive the following equity awards:

•	Annual equity award—on the date of each annual meeting of stockholders, each non-employee director who will continue to serve on our board of directors is granted an “annual equity award” under our 2016 Equity Incentive Plan consisting of restricted stock units with a value of $150,000.

•	Initial equity award—each person who first becomes a non-employee director will receive a pro-rated annual equity award under our 2016 Equity Incentive Plan consisting of restricted stock units with a value of $150,000 multiplied by a fraction (i) the numerator of which is the number of whole months remaining until the one-year anniversary of the most recent annual meeting of stockholders and (ii) the denominator of which is 12.

Each annual equity award and pro-rated annual equity award will be converted into a number of restricted stock units using the average closing price of our common stock over the 30-trading day period ending on the date of grant. Each award will vest in full on the earlier of the one-year anniversary of the date of grant or on the date of the next annual meeting of stockholders. The awards will also vest in full in the event of a “change in control” as defined in our 2016 Equity Incentive Plan.

Non-employee directors are also eligible to receive other awards under our 2016 Equity Incentive Plan.

Fiscal 2017 Director Compensation Table

The following table sets forth information regarding the compensation of our directors during our fiscal year ended January 31, 2017, other than a director who is also one of our named executive officers.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Neeraj Agrawal	13,333	—	13,333
Charles Beeler	11,667	—	11,667
Leslie Campbell(4)	12,333	711,087	723,420
Roger Siboni	19,500	433,150	452,650
Tayloe Stansbury	12,834	—	12,834
Scott Thompson	13,333	164,105	177,438
Frank van Veenendaal	15,000	—	15,000

(1)	Represents cash retainers described above for the portion of the year after our initial public offering when our non-employee director compensation program went into effect.
(2)	Ms. Campbell received an option to purchase 181,325 shares of our common stock in connection with her appointment to our board of directors in May 2016. During our fiscal year ended January 31, 2017, Mr. Siboni received an option to purchase 117,678 shares of our common stock and Mr. Thompson received an option to purchase 44,584 shares of our common stock. These options vest monthly over 36 months of service and fully vest in the event of a change in control before the director’s service terminates.
(3)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on April 3, 2017 for a discussion of the assumptions made in determining the grant date fair value of our equity awards. As of January 31, 2017, Ms. Campbell held options to purchase 131,125 shares of our common stock, Mr. Siboni held options to purchase 257,771 shares of our common stock, and Messrs. Stansbury and Thompson each held options to purchase 171,847 shares of our common stock. As of such date, Ms. Campbell also held 9,706 unvested shares of our common stock and Mr. van Veenendaal held 109,792 unvested shares of our common stock.
(4)	Ms. Campbell joined our board of directors in May 2016.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the board of directors or with an individual member of the board of directors may do so by writing to the board or to the particular director, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of February 28, 2017:

Name	Age	Position(s)
Robert Bernshteyn	43	Chief Executive Officer, Director and Chairman of the Board
Todd Ford	50	Chief Financial Officer
Ravi Thakur	42	Senior Vice President, Services, Customer Success and Adoption
Steven Winter	55	Chief Revenue Officer

Robert Bernshteyn’s biographical information is set forth above under “Proposal One—Election of Directors—Information Regarding the Nominees and Other Directors.”

Todd Ford has served as our Chief Financial Officer since May 2015. Mr. Ford served as the Chief Financial Officer of MobileIron, Inc., a mobile IT platform company for enterprises, from December 2013 to May 2015. From June 2012 to July 2013, Mr. Ford served as the co-Chief Executive Officer and Chief Operating Officer of Canara, Inc., a provider of power systems infrastructure and predictive services. From July 2007 to December 2013, Mr. Ford also served as the Managing Director of Broken Arrow Capital, a venture capital firm he founded in July 2007. From April 2006 to May 2007, Mr. Ford served as President of Rackable Systems, Inc., a manufacturer of server and storage products for large-scale data center deployments (subsequently named Silicon Graphics International Corporation) and from December 2002 to April 2006, he served as Chief Financial Officer of Rackable Systems. Mr. Ford has served on the board of directors of Performant Financial Corporation since October 2011. Mr. Ford holds a B.S. in Accounting from Santa Clara University.

Ravi Thakur has served in a variety of roles since first joining Coupa in July 2007 and currently serves as our Senior Vice President, Services, Customer Success and Adoption. From May 1997 to July 2007, Mr. Thakur served in a variety of roles at Oracle Corporation, an enterprise software company, most recently as Director of Application Development, Purchasing. Mr. Thakur holds a B.S. in Materials Science & Engineering from the University of California at Berkeley and an M.B.A. from University of California at Los Angeles Anderson School of Business.

Steven Winter has served as our Chief Revenue Officer since September 2016. From October 2014 to September 2016, Mr. Winter served as Executive Vice President, Worldwide Field Operations at Marketo, Inc. From January 2005 to September 2014, Mr. Winter served in a variety of executive roles at SAP AG, most recently as SAP’s Global Head of its Emerging Solutions organization. Mr. Winter holds a B.A. in Business Administration from Georgia State University.

EXECUTIVE COMPENSATION

Fiscal 2017 Summary Compensation Table

The following table sets forth information regarding the compensation of our chief executive officer and our two other most highly compensated executive officers during the fiscal year ended January 31, 2017. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Robert Bernshteyn	2017	337,500	187,000	(3)	5,712,326	170,000	(3)	6,167	6,412,993
Chief Executive Officer, Director, and	2016	320,833	341,000		866,732	—		10,600	1,539,165
Chairman of the Board
Todd Ford	2017	316,667	89,375	(3)	944,278	81,250	(3)	5,833	1,437,403
Chief Financial Officer(4)	2016	205,369	90,788		1,277,764	—		8,750	1,582,671
Steven Winter	2017	165,326	—		3,302,638	59,542	(6)	—	3,527,506
Chief Revenue Officer(5)

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance conditions. See Note 11 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on April 3, 2017 for a discussion of the assumptions made in determining the grant date fair value of our equity awards.
(2)	Reflects 401(k) matching contributions made by Coupa under a matching program available to all participating employees.
(3)	Reflects amounts paid pursuant to our fiscal 2017 bonus program described in “Narrative Disclosure to Summary Compensation Table” below.
(4)	Mr. Ford’s first day of employment was May 4, 2015.
(5)	Mr. Winter’s first day of employment was September 2, 2016.
(6)	Reflects sales commissions.

Narrative Disclosure to Summary Compensation Table

The compensation of our named executive officers generally consists of base salary, annual cash incentive compensation and equity compensation.

The salaries of our named executive officers are typically reviewed annually and adjusted when our board of directors or compensation committee determines an adjustment is appropriate.

Messrs. Bernshteyn and Ford were each eligible for a fiscal 2017 cash bonus pursuant to our annual bonus program conducted under our Incentive Bonus Plan. Each officer has a target bonus stated as a percentage of the officer’s annualized base salary, 100% in the case of Mr. Bernshteyn and 50% in the case of Mr. Ford. For fiscal 2017, 25% of each officer’s bonus was based on our revenue, another 25% was based on our operating income and the remaining 50% was based on individual and/or departmental performance. We achieved our revenue and operating income goals, and accordingly each officer earned a bonus equal to 50% of their target amounts. These amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2017 Summary Compensation Table. Our compensation committee determined in its discretion that each officer’s individual and departmental bonus should pay out at 110% of target, and accordingly each officer earned a bonus equal to 55% of their target amounts. These amounts are reflected in the “Bonus” column of the Fiscal 2017 Summary Compensation Table above. Mr. Winter’s fiscal 2017 cash incentive compensation consisted of commissions based on achievement of sales goals established by Coupa each year. These amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2017 Summary Compensation Table above.

Prior to our initial public offering, the equity compensation granted to our named executive officers generally consisted of stock options. For a description of the options granted to our named executive officers in fiscal 2017, please see the “Outstanding Equity Awards at 2017 Fiscal Year-End” table below.

We have entered into offer letters with each of our named executive officers setting forth the initial terms of the officer’s employment with us and providing that the officer’s employment will be “at will” and may be terminated at any time. The severance benefits that our named executive officers are entitled to are described in “Severance and Change in Control Benefits” below.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information regarding each unexercised stock option, and all unvested shares of our common stock, held by each of our named executive officers as of January 31, 2017. All of these awards were made pursuant to our 2006 Stock Plan.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to our named executive officers’ equity awards, see “Severance and Change in Control Benefits” below.

Some of the options granted to our named executive officers are immediately exercisable with respect to all of the option shares, subject to our repurchase right in the event the officer’s service terminates prior to vesting in the shares. We refer to option shares that are subject to our right of repurchase as “unvested shares” and those that are no longer subject to our right of repurchase as “vested” shares.

	Option Awards								Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or units of stock that have not vested		Market Value of shares or units of stock that have not vested(1) ($)
Robert Bernshteyn	2/8/2011	25,000	(2)	—	—		0.20	7/11/2021	—		—
	1/31/2012	67,018	(3)	—	—		0.20	1/26/2022	—		—
	7/18/2012	556,699	(3)	—	—		0.76	7/29/2022	—		—
	3/26/2014	547,187	(3)	225,313	—		2.32	3/25/2024	—		—
	3/4/2015	214,270	(3)	253,230	—		3.92	3/03/2025	—		—
	2/1/2016	—	(4)	545,000	—		7.88	2/3/2026	—		—
	9/8/2016	18,137	(3),(5)	199,514	—		13.04	9/7/2026	—		—
	9/8/2016	—		—	326,476	(5)	13.04	9/7/2026	—		—
Todd Ford	5/4/2015	210,474	(2)	294,665	—		5.52	6/10/2025	—		—
	2/1/2016	—	(4)	120,500	—		7.88	2/3/2026	—		—
	9/8/2016	6,875	(3)	75,625	—		13.04	9/7/2026	—		—
Steven Winter	9/2/2016	—	(2)(6)	408,096	—		13.04	9/7/2026	136,031	(2)(6)	3,535,446

(1)	In accordance with SEC rules, market value is based on $25.99, the closing price of our common stock on the last trading day of the fiscal year.
(2)	Option vests over four years of service from the vesting commencement date specified above, with 25% of the option shares vesting after one year of service and an additional 1/48th of the option shares vesting monthly thereafter.
(3)	Option vests over four years of service from the vesting commencement date specified above, with 1/48th of the option shares vesting monthly.
(4)	Option vests over four years of service from the vesting commencement date specified above, with 1/36th of the option shares vesting after one year of service and an additional 1/36th of the option shares vesting monthly thereafter.
(5)	Option was also subject to a performance condition, which has been achieved. The performance condition required the average closing price of our common stock during any 90-day period following our initial public offering to equal or exceed $18.00 per share.

(6)	In connection with his commencement of employment, Mr. Winter was granted an option to purchase 544,127 shares of our common stock. The unexercised portion of the option is reflected in the “Option Awards” columns. Shares in the “Number of Shares or Units of Stock That Have Not Vested” column reflect unvested shares acquired upon exercise of the option.

Severance and Change in Control Benefits

Severance Benefits

Messrs. Bernshteyn and Ford are eligible for severance benefits pursuant to their severance and change in control agreements. These agreements have a three-year term from consummation of our initial public offering and supersede any severance provisions in the officer’s offer letters. Mr. Winter is eligible for severance benefits pursuant to his offer letter. Pursuant to these agreements, if Mr. Bernshteyn’s employment is terminated by us without cause or he resigns for good reason, he is eligible to receive a lump sum cash payment equal to 12 months of his base salary and target bonus plus $33,000 in lieu of continued benefits. If the employment of one of our other named executive officers is terminated by us without cause, other than as described below in connection with a change in control, the officer is eligible to receive a lump sum cash payment equal to 6 months of the officer’s base salary plus $16,500 in lieu of continued benefits. In addition, if the officer’s employment is terminated by us without cause or the officer resigns for good reason, in either case within 3 months prior to or 12 months after a change in control, the officer will be eligible to receive a lump sum severance payment equal to 12 months of the officer’s base salary plus $33,000 in lieu of continued benefits. In addition, in the event of a qualifying termination within 3 months prior to or 12 months after a change in control, our named executive officers’ outstanding equity awards will accelerate as described in “Equity Acceleration” below. These severance benefits are contingent on the officer’s execution of a release of claims and, if requested, resignation from our board of directors.

Equity Acceleration

Unless we provide otherwise when an equity award is granted, vesting of the equity awards granted to our named executive officers will accelerate in the event the officer is terminated without cause or resigns for good reason, in either case within 3 months prior to, or 12 months after, a change in control. In such event, the equity awards held by Messrs. Bernshteyn and Ford will fully vest, and 50% of the unvested equity awards held by Mr. Winter will vest. In addition, Mr. Bernshteyn was granted an option to purchase 545,000 shares of our common stock in February 2016 that will accelerate with respect to 50% of the then-unvested shares if Mr. Bernshteyn’s employment is terminated by us without cause or he resigns for good reason at any time.

For purposes of the severance and acceleration benefits described above, the terms “cause,” “change in control” and “good reason” have the following meanings:

“Cause” means an officer’s unauthorized use or disclosure of our confidential information or trade secrets which causes material harm, material breach of any agreement with us, material failure to comply with our written policies or rules, conviction of a felony, gross negligence or willful misconduct, continuing failure to perform assigned duties or failure to cooperate in good faith with a governmental or internal investigation.

“Good Reason” means a substantial adverse change in the officer’s responsibilities, authority, powers, functions or duties, a material reduction in the officer’s base salary, a substantial reduction in benefits other than certain across-the-board reductions, or a requirement that the officer relocate more than 50 miles.

“Change in control” means a sale of all or substantially all our assets, consummation of a merger of the company with or into another entity if our capital stock represents less than 50% of the voting power of the surviving entity or its parent, or, in the case of Messrs. Bernshteyn and Ford, any person acquires ownership of more than 50% of our voting stock, or certain changes in the composition of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 20, 2017, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

We have determined beneficial ownership in accordance with SEC rules. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 50,486,042 shares of common stock outstanding at March 20, 2017. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 20, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Coupa Software Incorporated, 1855 S. Grant Street, San Mateo, CA 94402.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors:
Robert Bernshteyn(1)	2,628,856	5.0%
Steven Winter(2)	545,760	1.1%
Todd Ford(3)	282,893	*
Neeraj Agrawal(4)	6,869,220	13.6%
Charles Beeler(5)	5,649,546	11.2%
Roger Siboni(6)	257,771	*
Leslie Campbell(7)	181,325	*
Tayloe Stansbury(8)	171,847	*
Scott Thompson(9)	171,847	*
Frank van Veenendaal(10)	171,847	*
All Executive Officers and Directors as a Group (11 persons)(11)	17,317,873	32.1%

5% Stockholders:
Battery Ventures VIII, L.P.(12)	6,869,220	13.6%
Entities affiliated with BlueRun Ventures, L.P.(13)	5,190,438	10.3%
Entities affiliated with Crosslink Ventures(14)	4,511,391	8.9%
Entities affiliated with El Dorado Ventures(15)	5,347,891	10.6%
MDV IX, L.P. as nominee for MDV IX, L.P. and MDV ENF IX, L.P.(16)	6,648,700	13.2%

*	Less than 1 percent.
(1)	Consists of (i) 854,277 shares of common stock held by Mr. Bernshteyn, all of which are vested, and (ii) 1,774,579 shares of common stock issuable to Mr. Bernshteyn pursuant to options exercisable within 60 days of March 20, 2017, of which 1,597,547 of the shares would be vested as of such date.
(2)	Consists of (i) 1,633 shares of common stock held by Mr. Winter, all of which are vested, (ii) 136,031 shares of common stock issued to Mr. Winter pursuant to options that were early exercised, all of which would be unvested within 60 days of March 20, 2017 and are subject to our right of repurchase, and (iii) 408,096 shares of common stock issuable to Mr. Winter pursuant to options exercisable within 60 days of March 20, 2017, none of which would be vested as of such date.
(3)	Consists of (i) 1,327 shares of common stock held by Mr. Ford, all of which are vested, and (ii) 281,566 shares of common stock issuable to Mr. Ford pursuant to options exercisable within 60 days of March 20, 2017, all of which would be vested as of such date.

(4)	Consists of 6,869,220 shares of common stock held by Battery Ventures VIII, L.P. (“Battery Ventures VIII”). Battery Partners VIII, LLC (“BP VIII”) is the sole general partner of Battery Ventures VIII. BP VIII’s investment adviser is Battery Management Corp. (together with BP VIII, the “Battery Companies”). Mr. Agrawal, a member of our board of directors, is a managing member and officer of the Battery Companies, and may be deemed to share voting and dispositive power with regard to the shares directly held by Battery Ventures VIII.
(5)	Consists of (i) 161,898 shares of common stock held by El Dorado Technology ‘05 L.P. (“EDT”), (ii) 5,185,993 shares of common stock held by El Dorado Ventures VII L.P. (“EDV”), (iii) 70,122 shares of common stock held by Rally Technology Partners Fund I, L.P. (“RTPF”), and (iv) 231,533 shares of common stock held by Rally Ventures Fund I, L.P. (“RVF”). Mr. Beeler, a member of our board of directors, is (a) a Managing Member at El Dorado Venture Partners VI, LLC, the general partner of EDT and EDV, and has shared voting and dispositive power with regard to the shares directly held by EDT and EDV, and (b) a Managing Member at Rally Ventures GP I, LLC, the general partner of RTPF and RVF, and has shared voting and dispositive power with regard to the shares directly held by RTPF and RVF.
(6)	Consists of 257,771 shares of common stock issuable to Mr. Siboni pursuant to options exercisable within 60 days of March 20, 2017, of which 173,559 of the shares would be vested as of such date.
(7)	Consists of (i) 50,000 shares of common stock held by Ms. Campbell, all of which are vested, and (ii) 131,325 shares of common stock issuable to Ms. Campbell pursuant to options exercisable within 60 days of March 20, 2017, of which 55,404 of the shares would be vested as of such date.
(8)	Consists of 171,847 shares of common stock issuable to Mr. Stansbury pursuant to options exercisable within 60 days of March 20, 2017, of which 95,470 of the shares would be vested as of such date.
(9)	Consists of 171,847 shares of common stock issuable to Mr. Thompson pursuant to options exercisable within 60 days of March 20, 2017, of which 138,200 of the shares would be vested as of such date.
(10)	Consists of (i) 171,847 shares of common stock issued to Mr. van Veenendaal pursuant to options that were early exercised, of which 90,698 of the shares would be unvested within 60 days of March 20, 2017 and are subject to our right of repurchase, (ii) 18,750 shares of common stock held by Frank van Veenendaal 2016 Grantor Retained Annuity Trust, and (iii) 18,750 shares of common stock held by Leslie van Veenendaal 2016 Grantor Retained Annuity Trust.
(11)	Includes 17,317,873 shares of common stock issuable pursuant to options exercisable within 60 days of March 20, 2017 held by 11 executive officers and directors as a group who, as a group, beneficially own 32.1% of the outstanding common stock.
(12)	Consists of 6,869,220 shares of common stock held by Battery Ventures VIII. Neeraj Agrawal, Michael M. Brown, Thomas J. Crotty, Richard D. Frisbie, Kenneth P. Lawler, R. David Tabors, Scott R. Tobin and Roger H. Lee are the managing members and officers of the Battery Companies and may be deemed to share voting and dispositive power with respect to the shares held by Battery Ventures VIII. The address of each of the entities identified in this footnote is One Marina Park Drive, Suite 1100, Boston, MA 02210.
(13)	Consists of (i) 5,129,188 shares of common stock held by BlueRun Ventures, L.P. (“BRV”) and (ii) 61,250 shares of common stock held by BRV Opportunities Fund, L.P. (“BRVOF”). The general partner of BRV is BRV Partners, L.L.C. (“BRV GP”). The general partner of BRVOF is BRV Opportunities Fund GP, LLC (“BRVOF GP”). John Malloy and Jonathan Ebinger are the managing members of each of BRV GP and BRVOF GP. These individuals share voting and investment power over the shares held by BRV and BRVOF. The address of each of the entities identified in this footnote is 545 Middlefield Road, Suite 250, Menlo Park, CA 94025.
(14)	Consists of (i) 2,122,889 shares of common stock held by Crosslink Ventures VI, L.P. (“CV VI”), (ii) 588,155 shares of common stock held by Crosslink Ventures VI-B, L.P. (“CV VI-B”), (iii) 62,177 shares of common stock held by Crosslink Bayview VI, LLC (“CB VI”), (iv) 1,552,217 shares of common stock held by Crosslink Crossover Fund VI, L.P. (“CCF VI”) (v) 27,691 shares of common stock held by Crosslink Crossover Fund VII-A, L.P. (“CCF VII-A”), (vi) 983 shares of common stock held by Crosslink Crossover Fund VII-B, L.P. (“CCF VII-B”), and (vii) 157,279 shares of common stock held by Offshore Crosslink Ventures VI Unit Trust (“OCV”). Crosslink Capital, Inc. (“Crosslink Capital”) serves as the investment advisor of CV VI, CV VI-B, CB VI, CCF VI, CCF VII-A, CCF VII-B, and OCV and has shared voting and investment control over the shares owned by such entities and may be deemed to beneficially own the shares owned by such entities. Crosslink Ventures VI Holdings, L.L.C. (“CV VI Holdings”) serves as the general partner of CV VI, CV VI-B, and OCV and has shared voting and investment control with Crosslink Capital over the shares owned such entities, and may be deemed to beneficially own the shares owned by such entities. Crossover Fund VII Management, L.L.C. serves as the general partner of CCF VII-A and CCF VII-B and has shared voting and investment control with Crosslink Capital over the shares owned such entities, and may be deemed to beneficially own the shares owned by such entities. Crossover Fund VI Management, L.L.C. serves as the general partner of CCF VI and has shared voting and investment control with Crosslink Capital over the shares owned such entities, and may be deemed to beneficially own the shares owned by such entities. Michael J. Stark is the control person of Crosslink Capital. In that capacity, he shares voting and dispositive power over the shares held by CV VI, CV VI-B, CB VI, CCF VI, CCF VII-A, CCF VII-B, and OCV, and may be deemed to beneficially own the shares held by such entities. The address for Crosslink Capital and its affiliated entities is Two Embarcadero Center, Suite 2200, San Francisco, CA 94111.
(15)	Consists of (i) 161,898 shares of common stock held by EDT, and (ii) 5,185,993 shares of common stock held by EDV. The general partner of EDT and EDV is El Dorado Venture Partners VII, LLC (“EDVP”). Charles D. Beeler, Thomas H. Peterson and M. Scott Irwin are the managing members of EDVP. These individuals share voting and investment power over the shares owned by EDT and EDV. The address for EDT and EDV and their affiliated entities is 702 Oak Grove Avenue, Menlo Park, CA 94025.
(16)	Consists of 6,648,700 shares of common stock issuable to MDV IX, L.P. as nominee for MDV IX, L.P. and MDV ENF IX, L.P. (“MDV IX”) upon the deemed conversion of shares of our preferred stock. The general partner of MDV IX is Ninth MDV Partners, L.L.C. (“Ninth MDV”). Jonathan D. Fieber and William Ericson are managing members of Ninth MDV. These individuals share voting and investment power over the shares held by MDV IX. The address of each of the entities identified in this footnote is 3000 Sand Hill Road, Bldg. 3, Suite 290, Menlo Park, CA 94025.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2017 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders(3)	13,129,128	$3.63	5,371,908
Equity compensation plans not approved by stockholders	—	—	—

Total	13,129,128	$3.63	5,371,908

(1)	The weighted average exercise price does not take into account outstanding RSUs.
(2)	This information is with respect to the 2006 Stock Plan (the “2006 Plan”), the 2016 Equity Incentive Plan (the “2016 Plan”) and the 2016 Employee Stock Purchase Plan (the “2016 ESPP”). The 2016 Plan is the successor to and continuation of the 2006 Plan. As of the effective date of our initial public offering, no additional awards were to be granted under the 2006 Plan, but all stock awards granted under the 2006 Plan remain subject to their existing terms. Included in this column are no shares available for future issuance under the 2006 Stock Plan, 4,553,158 shares available for future issuance under the 2016 Plan, and 818,750 shares available for future issuance under the 2016 ESPP. This column does not reflect 2,512,577 shares that were added to the 2016 Plan and 502,515 shares that were added to the 2016 ESPP on February 1, 2017 pursuant to the stockholder approved terms of such plans.
(3)	All of our equity compensation plans have been approved by stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since February 1, 2016 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Amended and Restated Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement that provides certain holders of our capital stock with certain registration rights under the Securities Act of 1933, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Commercial Agreement

One of our customers, T. Rowe Associates, Inc., is an investment adviser of certain of our stockholders. For the year ended January 31, 2017, we recognized subscription revenue of $509,000 from this customer, and as of January 31, 2017, we had no outstanding receivables from this customer.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws will also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by the board.

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Change in Control Arrangements

Certain of our executive officers have agreements in place that provide for certain benefits in the event of a change in control. For more information regarding these benefits, see “Executive Compensation—Severance and Change in Control Benefits.”

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, beneficial owners of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee considers the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during our fiscal year ended January 31, 2017, all Section 16(a) filing requirements were satisfied on a timely basis.

AUDIT COMMITTEE REPORT

The information contained in the following report of Coupa’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Coupa specifically incorporates it by reference.

Role of the Audit Committee

The audit committee operates under a written charter adopted by our board of directors. The audit committee oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Our audit committee will approve significant related party transactions before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Coupa’s audit committee charter, published on the Corporate Governance—Governance Documents portion of Coupa’s website at http://investors.coupa.com.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year ended January 31, 2017

The audit committee has reviewed and discussed with Coupa’s management and Ernst & Young LLP the audited consolidated financial statements of Coupa for the year ended January 31, 2017. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Coupa’s annual report on Form 10-K for the year ended January 31, 2017 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Roger Siboni, Chair

Neeraj Agrawal

Scott Thompson

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Coupa may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

THE BOARD OF DIRECTORS

San Mateo, California

April 3, 2017

IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m. ET May 14, 2017. Vote by Internet • Go to www.envisionreports.com/COUP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of two Class I directors to serve until the 2020 annual meeting: For Withhold For Withhold 01 – Neeraj Agrawal 02 – Scott Thompson For Against Abstain 2. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018. Note: Such other business may as properly come before the annual meeting or any adjournment thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 3245221 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Coupa Software Incorporated Notice of 2017 Annual Meeting of Stockholders 1200 Seaport Blvd., Redwood City, CA 94063 Proxy Solicited by Board of Directors for Annual Meeting on May 15, 2017. Robert Bernshteyn and Todd Ford, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Coupa Software Incorporated to be held on May 15, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. (Items to be voted appear on reverse side.)